UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

VIKING MINERALS INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-139482	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St Carson City NV 89703
(Address of principal executive offices)

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 8, 2014, the Company entered into a binding share exchange agreement, fully executed by all parties, between the unit holders of Indie Growers Union LLC of Washington State and Viking Minerals Inc. (now known as Indie Growers Association Inc.). Under the terms of the agreement, the Company shall issue a total of 87,500,000 shares of common stock in exchange for all of the outstanding member units and assets of Indie Growers Union LLC on or before April 30, 2014. In addition, the Company has forwarded a total of $185,000 to Indie Growers Union LLC as a good faith payment.

ITEM 8.01 Incorporation and Merger with Subsidiary

Effective March 11, 2014, the Company completed a name change merger on March 11, 2014 with Indie Growers Association Inc. a wholly owned subsidiary incorporated in the State of Nevada.  This corporate action was approved by the Company’s Board of Directors as authorized by Nevada corporate law.  The company has applied to FINRA for approval of the name change to Indie Growers Association Inc., together with a 1 for 200 reverse stock split.  The name change and reverse stock split will be effective upon approval by FINRA.

ITEM 9.01 Exhibits

Share Exchange Agreement dated April 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIKING MINERALS INC.

Date: April 9, 2014	/s/ ROBERT COLERIDGE
Robert Coleridge